ARTHUR
                                    ANDERSEN

                                                --------------------------------
                                                Arthur Andersen LLP
                                                1345 Avenue of the Americas
                                                New York, NY 10105
                                                --------------------------------

May 25, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in the Form 8-K dated May 25, 1999 of AutoInfo, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP


sms

copy to:

Mr. William Wunderlich, President, AutoInfo, Inc.